Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Activision Blizzard, Inc. of our report dated February 8, 2016 relating to the financial statements of King Digital Entertainment PLC for the year ended December 31, 2015, which appears in Activision Blizzard Inc.’s Current Report on Form 8-K/A dated May 9, 2016.

/s/ PricewaterhouseCoopers LLP

London, England
September 6, 2016